Exhibit 10.13

AMENDMENT TWO TO THE
ENERGY TRANSFER DEFERRED COMPENSATION PLAN

This Second Amendment (this “Amendment”) to the Energy Transfer Deferred Compensation Plan (the “Plan”), is adopted by Energy Transfer Partners GP, L.P. (“Current Sponsor”) and Energy Transfer LP (“New Sponsor”) as of the date set forth below.

WHEREAS, the Current Sponsor was the general partner of Energy Transfer Partners, L.P. (“ETP”);

WHEREAS, on October 19, 2018, ETP and Energy Transfer Equity, L.P. (“ETE”) merged (“Merger”), and as part of the merger, ETE changed its name to “Energy Transfer LP”;

WHEREAS, the Current Sponsor desires to amend the Plan as necessary to reflect the Merger and other corporate changes in participating employers, including the transfer of sponsorship of the Plan to the New Sponsor;

WHEREAS, the New Sponsor desires to assume sponsorship of the Plan by executing this
Amendment;

WHEREAS, Section 8.01 of the Plan permits the Current Sponsor to amend the Plan at any time.

NOW, THEREFORE, the Current Sponsor hereby amends the Plan's terms, effective as of January l, 2019, as follows:

1.The Plan is hereby amended to change the name from “Energy Transfer Partners Deferred Compensation Plan” to “Energy Transfer Deferred Compensation Plan”.

2.Article I is hereby amended (strikethrough showing deletions/underline showing additions), to be and to read as follows:

“ARTICLE 1
PURPOSE AND EFFECTIVE DATE
The purpose of the Energy Transfer ~~Partners~~ Deferred Compensation Plan (“Plan”) is to aid the Company and its Affiliates in retaining and attracting executive employees by providing them with tax deferred savings opportunities. This voluntary nonqualified Plan provides a select group of management and highly compensated employees, within the meaning of ERISA Sections 201 (2), 301(a)(3) and 401(a)(l), with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. The Plan is intended to conform to the requirements of Code Section 409A. The Plan was previously ~~shall be~~ amended and restated effective January l, 2015, and deferral elections made hereunder ~~shall be~~ were effective, with respect to Base Salary Deferrals, on or after the first day of the first payroll period of the Company and its Affiliates that ~~begins~~ began or after January 1, 2015 and, with respect to all other Deferred Amounts, on or after January l, 2015. The Plan was amended effective as of January 1, 2019 to change the Plan's sponsorship from Energy Transfer Partners GP, L.P. to Energy Transfer LP and rename the Plan.”

3.Section 2.11 of the Plan is hereby amended, to be and read as follows:
“Section 2.11 Company. “Company” means Energy Transfer LP and its successors.”

4.Appendix A, List of Participating Affiliates, is hereby amended, to be and to read as follows:

“APPENDIX A
PARTICIPATNG AFFILIATES

As of January l, 2019, the Affiliates participating in the Plan are as follows:

PARTICIPATING AFFILIATES
Energy Transfer LP (Plan sponsor)
Aloha Petroleum, LTD
Energy Transfer Group, L.L.C.
Energy Transfer Partners, LLC
Energy Transfer Partners GP, L.P.
Energy Transfer Technologies, Ltd.
ET Interstate Holdings, LLC
Evergreen Resources Management Ops
Heritage Operating, L.P.
Heritage Services Corp.
LaGrange Acquisition, L.P. (d/b/a Energy Transfer Company)
Panhandle Eastern PL co LP
SEC Energy Products & Services LP (d/b/a Standard Equipment Company)
Sunoco GP LLC
Sunoco LLC
Sunoco Logistics Partners GP LLC
Sunoco Partners Lease Acquisition & Marketing LLC
Titan Propane LLC
Titan Propane Services, Inc.
Transwestern Pipeline Company, LLC

EXECUTION PAGE FOLLOWING

IN WITNESS WHEREOF, the Current Sponsor has caused the Plan to be amended by this Amendment this 27th day of December, 2018.

Energy Transfer LP

By: LE GP, LLC, its general partner

By: /s/ Christopher Curia
Its: EVP Human Resources
Christopher R. Curia, Executive Vice
President & Chief Human Resources Officer